UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 20, 2005

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851-1091
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On December 20, 2005, FactSet Research Systems Inc. issued a press release announcing its results for the three months ended November 30, 2005. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                      (c)     Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of December 20, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	December 20, 2005	/s/ PETER G. WALSH
––––––––––––––––––––––––––––––––––
Peter G. Walsh,
Chief Financial Officer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated December 20, 2005 reporting the results of operations for the Registrant’s first fiscal quarter ended November 30, 2005.

FactSet Research Systems Inc.
601 Merrit 7
Norwalk, Connecticut   06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Revenues Rise 21% for First Quarter of Fiscal Year 2006

Norwalk, Conn. — December 20, 2005 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced results for its first quarter of fiscal 2006.

For the quarter ended November 30, 2005, revenues increased 21.1% compared to the prior year period to $89.7 million. GAAP operating income for the quarter rose to $27.4 million from $25.8 million in the same period of fiscal 2005. GAAP net income advanced to $19.2 million. This compares to GAAP net income of $16.4 million a year ago. GAAP diluted earnings per share increased to $0.38, up from $0.33 in the same period of fiscal 2005.

Non-GAAP operating income for the quarter was $29.9 million, up 15.8%. Non-GAAP net income advanced 17.6% to $19.3 million and non-GAAP diluted earnings per share increased 16.1% to $0.38. Certain GAAP financial measures including operating income, net income and diluted earnings per share have been adjusted to exclude charges related to stock-based compensation, a gain related to the sale of company-owned real estate and an income tax benefit related to the closure of previously filed tax returns. A reconciliation between GAAP and non-GAAP financial measures is presented on page 7 of this press release. For a further understanding of this presentation, please refer to the section titled “About Non-GAAP Financial Measures” on page 3.

In the first quarter of fiscal 2006, the stock-based compensation pre-tax charge was $2.5 million, while results from operations prior to fiscal 2006 did not include stock-based compensation expense. Tax benefits related to stock-based compensation of $0.8 million have been excluded from non-GAAP net income and non-GAAP diluted earnings per share. The after-tax gain from the sale of company-owned real estate and the income tax benefit related to the closure of previously filed tax returns was $0.9 million and $0.8 million, respectively.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended
	November 30,
(In thousands, except per share data)	2005	2004	Change

Revenues	$89,654	$74,063	21.1%
Total operating expenses	62,251	48,218	29.1
Income from operations	27,403	25,845	6.0
Net income	19,195	16,397	17.1
Diluted earnings per common share	$0.38	$0.33	17.0
Diluted weighted average common shares	50,061	50,024

“We are very pleased with FactSet’s first quarter results,” said Philip A. Hadley, Chairman and CEO. “Our subscription growth remained strong throughout the quarter, representing the strength of our products and client service model.”

Subscriptions rose $9.0 million during the past three months and totaled $361.9 million at quarter end. On a constant currency basis, the subscription increase was $10.5 million. Of this total, subscriptions from FactSet’s domestic operations were $261.0 million, while overseas operations were $100.9 million. As of November 30, 2005, the Company serviced 1,614 clients, including 5 new firms via the StreamVPN acquisition. Excluding these firms, net client additions totaled 33 during the quarter. Users rose to 27,100 professionals. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Other operational highlights of the first quarter of fiscal 2006 include:

•	On September 1, 2005, FactSet acquired all the outstanding share capital of StreamVPN Limited for a total purchase price of $27.0 million. FactSet’s first fiscal quarter 2006 financials include the operating results of StreamVPN.
•	Revenues from FactSet’s European and Pacific Rim operations were $19.7 million and $4.4 million, up 24.4% and 23.9% respectively, from the same period a year ago.
•	Demand for FactSet’s PA Workstation application continued to rise, with over 430 clients consisting of approximately 3,400 users, subscribing to this service as of November 30, 2005.
•	An agreement with Thomson Financial was signed to extend the distribution of multiple content sets via FactSet for a 4.5 to 6 year period.
•	An agreement was concluded with MSCI Barra to redistribute Barra Models and Analytics in FactSet’s Portfolio Analytics suite of products.
•	FactSet successfully held its fifth annual Client Symposium in November 2005.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of December 20, 2005. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2006 Expectations
•	Revenues are expected to range between $91.0 million and $93.0 million.
•	Operating margins are expected to range between 30% and 32%, including the impact from SFAS 123(R). Excluding stock-based compensation, operating margins would be between 32.5% and 34%.
•	The effective tax rate is expected to range between 36.2% and 36.8%.

Full Year Fiscal 2006
•	Capital expenditures should total approximately $18 million to $22 million.

Forward looking statements
This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures
Certain GAAP financial measures including operating income, net income, diluted earnings per share and cash flows from operations have been adjusted to exclude charges related to stock-based compensation, a gain from the sale of company- owned real estate and a tax benefit from the closure of previously filed tax returns. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our financial results and investors benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons to FactSet’s historical performance and to our competitors’ operating results.

FactSet uses the following measures defined as non-GAAP financial measures by the SEC including non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP cash flows from operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables on page 7 of this release captioned “Reconciliation of GAAP and non-GAAP Financial Measures.”

Conference Call
The Company will host a conference call today, December 20, 2005 at 11:00 a.m. (EST) to review the first quarter fiscal 2006 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	November 30,	August 31,
ASSETS	2005	2005
Cash and cash equivalents	$ 51,071	$ 59,457
Investments	17,183	16,566
Receivables from clients and clearing brokers, net	57,005	54,029
Deferred taxes	5,335	5,277
Other current assets	3,071	3,819
Total current assets	133,665	139,148
Property, equipment and leasehold improvements, net	50,428	52,359
Goodwill	127,654	110,793
Intangible assets, net	44,715	41,660
Deferred taxes	830	722
Other assets	2,190	2,847
Total assets	$359,482	$347,529
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$ 16,785	$ 20,400
Accrued compensation	7,795	18,726
Deferred fees	17,923	17,835
Dividends payable	2,420	2,417
Taxes payable	10,841	4,307
Total current liabilities	55,764	63,685
Deferred taxes	8,004	6,657
Notes payable	1,618	––
Deferred rent and other non-current liabilities	9,036	9,079
Total liabilities	74,422	79,421

Stockholders’ Equity
Common stock	545	545
Capital in excess of par value	105,422	100,795
Retained earnings	322,410	305,636
Treasury stock	(137,076)	(136,820)
Deferred compensation	(1,691)	(1,806)
Accumulated other comprehensive loss	(4,550)	(242)
Total stockholders’ equity	285,060	268,108

Total liabilities and stockholders’ equity	$359,482	$347,529
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended
	November 30,
(In thousands, except per share data and unaudited)	2005	2004

Revenues	$89,654	$74,063

Operating expenses
Cost of services	27,268	22,007
Stock-based compensation expense	796	––
Total cost of services	28,064	22,007

Selling, general and administrative	32,445	26,211
Stock-based compensation expense	1,742	––
Total selling, general and administrative	34,187	26,211

Total operating expenses	62,251	48,218

Income from operations	27,403	25,845

Other income	1,702	168

Income before income taxes	29,105	26,013

Provision for income taxes (includes tax benefit from stock-based compensation
expense under SFAS 123(R) of $763 for Q1 FY'06; $0 for Q1 FY'05)	9,910	9,616

Net income (includes stock-based compensation of $1,775, net of tax, due to the
adoption of SFAS 123(R) in the first quarter of fiscal 2006)	$19,195	$16,397
	======	======
Basic earnings per common share	$0.40	$0.35
	====	====
Diluted earnings per common share	$0.38	$0.33
	====	====
Weighted average common shares (Basic)	48,373	47,592
	=====	=====
Weighted average common shares (Diluted)	50,061	50,024
	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Three Months Ended
	November 30,
(In thousands and unaudited)	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,195	$16,397
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,675	4,593
Stock-based compensation expense	2,538	––
Excess tax benefits from stock option exercises	(343)	4,113
Deferred income taxes	(1,014)	1,073
Gain on sale of company-owned real estate	(1,342)	––
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers, net	(1,740)	(3,390)
Accounts payable and accrued expenses	(5,694)	(3,459)
Accrued compensation	(10,982)	(9,407)
Deferred fees	(949)	(1,368)
Taxes payable	6,477	1,449
Other working capital accounts, net	235	2,271
Net cash provided by operating activities	12,056	12,272

CASH FLOWS FROM INVESTING ACTIVITIES
(Purchases) proceeds from sales of investments, net	(621)	1,976
Acquisition of businesses, net of cash acquired	(21,163)	(46,157)
Proceeds from sale of company-owned real estate	2,910	––
Purchases of property, equipment and leasehold improvements	(1,417)	(3,957)
Net cash used in investing activities	(20,291)	(48,138)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(2,378)	(2,082)
Repurchase of common stock	(256)	(31)
Proceeds from employee stock plans	1,822	10,434
Excess tax benefits from stock option exercises	343	––
Net cash (used in) provided by financing activities	(469)	8,321

Effect of exchange rate changes on cash and cash equivalents	318	(673)
Net decrease in cash and cash equivalents	(8,386)	(28,218)
Cash and cash equivalents at beginning of period	59,457	78,580
Cash and cash equivalents at end of period	$51,071	$50,362
	======	======

Reconciliation of GAAP and non-GAAP Financial Measures
Certain GAAP financial measures including operating income, net income, diluted earnings per share and cash flows from operations have been adjusted to exclude charges related to stock-based compensation, a gain from the sale of company owned real estate and a tax benefit from the closure of previously filed tax returns. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our financial results and investors benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons to FactSet’s historical performance and to our competitors’ operating results.

I. Consolidated Statements of Income
	Three months ended
	November 30,
	2005	2004	Change

GAAP Income from operations	$27,403	$25,845
FAS 123(R)(a)	2,538	––
Non-GAAP Income from operations	$29,941	$25,845	15.8%

GAAP Provision for income taxes	$ 9,910	$ 9,616
FAS 123(R)(b)	763	––
Tax benefit from closure of previously filed tax returns (c)	755	––
Tax related to gain from sale of company-owned real estate (d)	(403)	––
Non-GAAP Provision for income taxes	$11,025	$ 9,616	14.7%

GAAP Net income	$19,195	$16,397
FAS 123(R)(e)	1,775	––
Gain from sale of company-owned real estate, net of tax (f)	(939)	––
Tax benefit from closure of previously filed tax returns (c)	(755)	––
Non-GAAP Net income	$19,276	$16,397	17.6%

Non-GAAP Diluted EPS	$ 0.38	$ 0.33	16.1%

GAAP Diluted weighted average common shares	50,061	50,024
FAS 123(R)(g)	597	––
Non-GAAP Diluted weighted average common shares	50,658	50,024	1.3%

(a)  To add-back $2.5 million of stock-based compensation charges.
(b)  To add-back $0.8 million of tax expense related to stock-based compensation charges.
(c)  To add-back $0.8 income tax benefit from closure of previously filed tax returns.
(d)  To eliminate $0.4 million of tax expense related to gain on sale of company-owned real estate.
(e)  To add-back $2.5 million of stock-based compensation charges, net of related tax benefits of $0.8 million.
(f)  To eliminate $0.9 million after-tax gain on sale of company-owned real estate.
(g)  To add-back 597 common shares to the diluted weighted average shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.

II. Consolidated Statements of Cash Flows
	Three months ended
	November 30,
	2005	2004	Change

GAAP Net Cash provided by operating activities	$12,056	$12,272
FAS 123(R)(h)	343	(4,113)
Non-GAAP Net Cash provided by operating activities	$12,399	$8,159	52.0%

(h)   To add-back $0.3 million and $4.1 million of excess tax benefits from stock option exercises in the first quarter of fiscal 2006 and 2005, respectively. This amount is reported in cash flows from financing activities in accordance with SFAS 123(R). Previously, it was included in cash flows provided by operating activities. There is no impact on the net change in cash during each respective period.